Exhibit 99.3

                         DOVER DOWNS ENTERTAINMENT, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 1998






       The undersigned, revoking all previous proxies, hereby appoints JOHN
 P   W. ROLLINS and DENIS MCGLYNN, and each of them jointly and severally,
 R   proxies with fullpower of substitution to each, to vote all shares of
 O   common stock, par value $.10 per share, of Dover ("Dover Common Stock") and
 X   class A common stock, par value $.10 per share, of Dover ("Dover Class A
 Y Common Stock") which the undersigned is entitled to vote at the Special Meeting of Stockholders of Dover Downs Entertainment, Inc. ("Dover") to be held on June 30, 1998 at 9:00 A.M. (Eastern Daylight Savings Time) on the First Floor, 1209 Orange Street, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Special Meeting of Stockholders dated May 21, 1998, as follows:

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
          APPROVAL OF THE MERGER AGREEMENT, THE MERGER, THE ISSUANCE OF
         SHARES OF DOVER COMMON STOCK IN CONNECTION WITH THE MERGER, THE
           ASSUMPTION OF THE GRAND PRIX OPTIONS, THE AMENDMENT OF THE
      CERTIFICATE OF INCORPORATION AND THE ELECTION OF CHRISTOPHER R. POOK
                            TO THE BOARD OF DIRECTORS

         |X|  Please mark votes as in this example

         1. APPROVAL OF THE MERGER AGREEMENT

         To approve the Agreement and Plan of Merger, dated as of March 26, 1998 (the "Merger Agreement") by and among Dover, FOG Acquisition Corp. ("Merger Sub") and Grand Prix Association of Long Beach, Inc. ("Grand Prix") and the merger proposed in the Merger Agreement. Pursuant to the Merger Agreement, it is contemplated that Merger Sub will be merged with and into Grand Prix with Grand Prix surviving as a wholly-owned subsidiary of Dover (the "Merger").

         |_|  FOR                |_|  AGAINST

         2. ISSUANCE OF DOVER COMMON STOCK

         To approve the issuance of up to 2,793,946 shares of Dover Common Stock in order to effect the Merger.

         |_|  FOR                 |_|  AGAINST

         3. ASSUMPTION OF GRAND PRIX STOCK OPTIONS

         To approve the assumption of the stock options issued by Grand Prix under Grand Prix's stock option plans that are outstanding immediately prior to the effective time of the Merger.

         |_|  FOR                 |_|  AGAINST

         4. AMENDMENT OF CERTIFICATE OF INCORPORATION

         To amend and restate the Certificate of Incorporation of Dover to (a) increase the number of directors to serve on the Board of Directors to ten, consisting of three classes of directors each with three year staggered terms, Class I to have four members, Class II to have three members and Class III to have three members, (b) to increase the number of shares of Dover Common Stock authorized for issuance from 35,000,000 shares to 75,000,000 shares, and (c) to increase the number of shares of Dover Class A Common Stock authorized for issuance from 30,000,000 shares to 55,000,000 shares.

         |_|  FOR                    |_|  AGAINST

         5. ELECTION OF CHRISTOPHER R. POOK AS A CLASS I DIRECTOR

         To elect Christopher R. Pook as an additional Class I Director to the Board of Directors for the remainder of a three year term expiring in 2000.

         |_|  FOR                     |_|  AGAINST

         6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

         The undersigned acknowledges receipt of the aforesaid Notice of Special Meeting and Joint Proxy Statement/Prospectus, each dated May 21, 1998, grants authority to either of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER DOWNS ENTERTAINMENT, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                             Please sign below, date and return
                                             promptly.

                                             -----------------------------------

                                             -----------------------------------
                                               Signature(s) of Shareholder(s)

                                             DATED: May   , 1998

                                             Signature(s) should conform to
                                             name(s) and title(s) stenciled
                                             hereon. Executors, administrators,
                                             trustees, guardians and attorneys
                                             should add their title(s) on
                                             signing.

        NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED
                   ENVELOPE AND MAILED IN THE UNITED STATES.

The shareholder hereby acknowledges
receipt of the Notice of the Special Meeting and the Proxy Statement/Prospectus attached thereto.

Please sign your name(s) exactly as it
appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated. PLEASE
RETURN THIS PROXY PROMPTLY.

Signature(s):


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Dated:
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